UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 23 , 2014

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale NJ 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On June 6, 2014, following the filing of a Stipulation of Discontinuance in an action previously commenced by Elite Pharmaceuticals, Inc. (the “Company”) against Novel Laboratories, Inc. (“Novel”), Veerappan S. Subramanian (“Subramanian”), VGS Pharma, LLC (“VGS”) and other related parties (all of the foregoing collectively, the “VGS Parties”), the Company received $5,000,000 from the VGS Parties in exchange for 9,800 shares of Novel Class A common stock owned by the Company. The action related to a 2006 Strategic Alliance Agreement and Stockholders Agreement with Subramanian and VGS (collectively, the “Agreements”). Pursuant to the Agreements, the Company, Subramanian and VGS formed Novel for the research, development, manufacturing, sales, distribution, licensing and acquisition of specialty generic pharmaceuticals.

The foregoing payment and transfer of securities was effected pursuant to a May 23, 2014 settlement agreement between the Company and the VGS Parties. Pursuant to the settlement agreement, the Agreements were terminated and all parties executed mutual releases. This resolves all disputes and claims between the Company and the VGS Parties and ends the Company’s ownership in Novel.

For more information, please see the June 10, 2014 press release furnished as exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

(d) Exhibits:
99.1	Press release dated June 10, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2014	ELITE PHARMACEUTICALS, INC.

	By:	/s/ Nasrat Hakim
Nasrat Hakim
Chief Executive Officer